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                                                                     EXHIBIT 8.2


                                                                October 12, 2001



Dime Bancorp, Inc.,
      589 Fifth Avenue,
           New York, New York 10017.

Ladies and Gentlemen:

        We have acted as counsel to Dime Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the planned merger of the Company with and into Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), pursuant to the Agreement and Plan of Merger, dated as of June 25, 2001 by and between Washington Mutual and the Company (the "Merger Agreement") as described in the Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") of Washington Mutual and the Company, dated October 12, 2001, which is part of the registration statement on Form S-4 of Washington Mutual, to which this opinion is attached as an exhibit. Capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

        For purposes of this opinion, we have reviewed the Merger Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed, with your consent that: (i) the Merger will be completed in the manner set forth in the Merger Agreement and Proxy Statement/Prospectus and the covenants and representations described therein will be complied with in all respects, (ii) the representations contained in the letters of representation from the Company and Washington Mutual to us both dated October 12, 2001 (the "Representation Letters"), will be true and complete at the Effective Time as if made at the Effective Time and (iii) any representations made in the Representation Letters "as of the date hereof" or "to the best knowledge of" are true, correct and complete and will be true, correct and complete at the Effective Time. We hereby confirm our opinion set forth in the Joint Proxy Statement/Prospectus under the heading "THE MERGER AGREEMENT -- Material United States Federal Income Tax Consequences of the Merger".

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Dime Bancorp, Inc.                                                           -2-


        We hereby consent to the filing of this opinion as an exhibit to the Joint Proxy Statement/Prospectus and the reference to us in the Joint Proxy Statement/Prospectus under the heading "THE MERGER AGREEMENT -- Material United States Federal Income Tax Consequences of the Merger". By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                         Very truly yours,

                                                         /s/ Sullivan & Cromwell